RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)




                                                           Quarter Ended
                                                           September 30,
                                                   ----------------------------
                                                       1997             1996
                                                   -----------      -----------
Assuming No Dilution

      Net earnings (loss) ....................     $       311      $      (303)
      Less cumulative preferred dividends ....              (2)             (44)
                                                   -----------      -----------
      Net earnings applicable to
         common stock ........................     $       309      $      (347)
                                                   ===========      ===========
      Weighted average number of common shares
         outstanding (1) .....................       3,014,893        1,801,639
                                                   -----------      -----------

      Net earnings (loss) per Common Share ...     $      0.10      $     (0.19)
                                                   ===========      ===========


Assuming Full Dilution

      Net earnings (loss) ....................     $       311      $      (303)
                                                   ===========      ===========
      Weighted average number of common shares
         outstanding (1) .....................       3,014,893        1,801,639

      Additional common shares outstanding
         resulting from assumed conversion of
         preferred stock to common stock .....         124,031          837,791
                                                   -----------      -----------

      Total ..................................       3,138,924        2,639,430
                                                   ===========      ===========

      Net earnings (loss) per common share ...     $      0.10      $     (0.11)
                                                   ===========      ===========



(1) The dilution due to the outstanding stock options was less than 3% in the third quarters of 1997 and 1996 and, therefore, the stock options were not included as common stock equivalents for those periods.

RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)


                                                        Nine Months Ended
                                                         September 30,
                                                   ----------------------------
                                                       1997             1996
                                                   -----------      -----------
Assuming No Dilution

      Net earnings ...........................     $       650      $       360
      Less cumulative preferred dividends ....              (6)            (132)
                                                   -----------      -----------
      Net Earnings
         applicable to common stock ..........     $       644      $       228
                                                   ===========      ===========
      Weighted average number of common shares
         outstanding (1) .....................       2,889,232        1,788,077
                                                   -----------      -----------

      Net earnings per common share ..........     $      0.22      $      0.13
                                                   ===========      ===========


Assuming Full Dilution

      Net earnings ...........................     $       650      $       360
                                                   ===========      ===========
      Weighted average number of common shares
         outstanding (1) .....................       2,889,232        1,788,077
      Additional common shares outstanding
         resulting from assumed conversion of
         preferred stock to common stock .....         197,949          839,342
                                                   -----------      -----------

      Total ..................................       3,087,181        2,627,419
                                                   ===========      ===========

      Net earnings per common share ..........     $      0.21      $      0.14
                                                   ===========      ===========


(1) The dilution due to the outstanding stock options was less than 3% in the nine months of 1997 and 1996 and, therefore, the stock options were not included as common stock equivalents for those periods.